Exhibit 99.1

News Release

Community Healthcare Trust Announces Results for the Three Months Ended December 31, 2019

FRANKLIN, Tenn., February 25, 2020 / PRNewswire / -- Community Healthcare Trust Incorporated (NYSE: CHCT) (the "Company") today announced results for the three months ended December 31, 2019. The Company reported net income for the fourth quarter of approximately $2.2 million, or $0.09 per diluted common share. Funds from operations and adjusted funds from operations ("AFFO") for the three months ended December 31, 2019 totaled $0.47 and $0.49, respectively, per diluted common share.

Highlights include:

•
During the fourth quarter of 2019, the Company sold, through its at-the-market offering program ("ATM Program"), 1,352,985 shares of common stock at an average gross sales price of $45.73 per share and received net proceeds of approximately $60.6 million at an approximate 3.63% current equity yield. Of the shares sold during 2019, 120,100 shares of common stock settled in January 2020 for net proceeds of approximately $5.0 million.

•
During the fourth quarter of 2019, the Company acquired seven real estate properties totaling approximately 113,458 square feet for an aggregate purchase price of approximately $34.8 million and cash consideration of approximately $34.4 million. Upon acquisition, the properties were 100% leased in the aggregate with lease expirations through 2034.

•
Subsequent to December 31, 2019, the Company acquired three real estate properties totaling approximately 56,000 square feet for an aggregate purchase price of approximately $11.7 million and cash consideration of approximately $11.8 million. Upon acquisition, the properties were 96.1% leased in the aggregate with lease expirations through 2026.

•
The Company has two properties under definitive purchase agreements for an aggregate expected purchase price of approximately $6.3 million. The Company's expected aggregate returns on these investments range from approximately 9.4% to 9.9%. The Company is currently performing due diligence procedures customary for these types of transactions. The Company expects to close these properties in the first quarter of 2020; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•
The Company also has four properties under definitive purchase agreements, to be acquired after completion and occupancy, for an aggregate expected purchase price of approximately $73.4 million. The Company's expected aggregate returns on these investments range from approximately 9.5% to 11.0%. The Company expects to close one of these properties with a purchase price of approximately $19.0 million during the first quarter of 2020 and the rest of these properties through the first half of 2021; however, the Company cannot provide assurance as to the timing of when, or whether, these transactions will actually close.

•
On February 6, 2020, the Company’s Board of Directors declared a quarterly common stock dividend in the amount of $0.4175 per share. The dividend is payable on February 28, 2020 to stockholders of record on February 18, 2020.

Highland Transition Update:

•
Highland Hospital is expected to file a pre-packaged bankruptcy in the first quarter of 2020, with an anticipated sale to the new operator, in order to facilitate the transfer of licenses.  The new operator continues to manage Highland Hospital pursuant to a management agreement. The Company will provide liquidity if required, secured by all assets of Highland Hospital, if needed, to ensure the sale transaction is finalized.

•	The Company's lease with the new operator will become effective upon the closing of the anticipated bankruptcy sale. The Company has received and anticipates continuing to receive monthly payments.

•
The Company does not anticipate any material adverse long-term effect to its cash flows or net income related to the transition or subsequent leasing of this facility. The Company cannot provide assurance as to the timing or whether, this transaction will actually close.

About Community Healthcare Trust Incorporated
Community Healthcare Trust Incorporated is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in non-urban markets throughout the United States. The Company had investments of approximately $602.9 million in 118 real estate properties as of December 31, 2019, located in 32 states, totaling approximately 2.6 million square feet.
Additional information regarding the Company, including this quarter's operations, can be found at www.chct.reit.  Please contact the Company at 615-771-3052 to request a printed copy of this information.
Cautionary Note Regarding Forward-Looking Statements
This press release contains statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "believes", "expects", "may", "should", "seeks", "approximately", "intends", "plans", "estimates", "anticipates" or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company's common stock, changes in the Company's business strategy, availability, terms and deployment of capital, the Company's ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company's competition, the ability to consummate acquisitions under contract and the other factors described in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and the Company's other filings with the Securities and Exchange Commission from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof. The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands, except per share amounts)

	December 31, 2019	December 31, 2018

ASSETS
Real estate properties:
Land and land improvements	$68,129	$50,270
Buildings, improvements, and lease intangibles	534,503	394,527
Personal property	220	133
Total real estate properties	602,852	444,930
Less accumulated depreciation	(77,523)	(55,298)
Total real estate properties, net	525,329	389,632
Cash and cash equivalents	1,730	2,007
Restricted cash	293	385
Other assets, net	35,179	34,546
Total assets	$562,531	$426,570

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Debt, net	$194,243	$147,766
Accounts payable and accrued liabilities	3,606	3,196
Other liabilities	11,271	3,949
Total liabilities	209,120	154,911

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized; 21,410,578 and 18,634,502 shares issued and outstanding at December 31, 2019 and 2018, respectively	214	186
Additional paid-in capital	447,916	337,180
Cumulative net income	17,554	9,178
Accumulated other comprehensive (loss) income	(4,808)	633
Cumulative dividends	(107,465)	(75,518)
Total stockholders’ equity	353,411	271,659
Total liabilities and stockholders' equity	$562,531	$426,570

The Condensed Consolidated Balance Sheets do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2019 AND 2018
(Unaudited; Dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
REVENUES
Rental income	$16,292	$11,710	$58,269	$46,453
Other operating interest	541	479	2,580	2,104
	16,833	12,189	60,849	48,557

EXPENSES
Property operating	2,840	2,447	12,235	9,944
General and administrative	2,126	1,542	7,719	5,634
Depreciation and amortization	5,906	5,068	22,225	19,539
	10,872	9,057	42,179	35,117

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND OTHER ITEMS	5,961	3,132	18,670	13,440
Gain on sale of real estate	—	295	—	295
Interest expense	(2,513)	(1,817)	(9,301)	(6,299)
Impairment of note receivable	—	(5,000)	—	(5,000)
Income tax (expense) benefit	(1,421)	1,547	(1,430)	1,547
Interest and other income, net	186	(42)	437	420
INCOME FROM CONTINUING OPERATIONS	2,213	(1,885)	8,376	4,403
NET INCOME	$2,213	$(1,885)	$8,376	$4,403

NET INCOME PER COMMON SHARE:
Net income per common share – Basic	$0.09	$(0.12)	$0.37	$0.19
Net income per common share – Diluted	$0.09	$(0.12)	$0.37	$0.19
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-BASIC	19,686	17,848	18,685	17,669
WEIGHTED AVERAGE COMMON SHARE OUTSTANDING-DILUTED	19,686	17,848	18,685	17,669

The Condensed Consolidated Statements of Income do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

COMMUNITY HEALTHCARE TRUST INCORPORATED
RECONCILIATION OF FFO and AFFO (1)
(Unaudited; Amounts in thousands, except per share amounts)

	Three Months Ended December 31,
	2019	2018
Net income	$2,213	$(1,885)
Real estate depreciation and amortization	5,943	5,109
Impairment of note receivable (2)	—	5,000
Income tax expense (benefit) (2)	1,321	(1,321)
Gain from sale of depreciable real estate	—	(295)
Total adjustments	7,264	8,493
Funds From Operations	$9,477	$6,608
Straight-line rent	(699)	(126)
Stock-based compensation	1,085	747
AFFO	$9,863	$7,229
Funds from Operations per Common Share-Diluted	$0.47	$0.37
AFFO Per Common Share-Diluted	$0.49	$0.41
Weighted Average Common Shares Outstanding-Diluted (3)	20,220	17,848

(1)
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers funds from operations ("FFO") and adjusted funds from operations ("AFFO") to be appropriate measures of operating performance of an equity real estate investment trust ("REIT"). In particular, the Company believes that AFFO is useful because it allows investors, analysts and Company management to compare the Company's operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items and other events.

The Company uses the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") definition of FFO. FFO and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income (calculated in accordance with GAAP), excluding gains or losses from the sale of certain real estate assets and gains or losses from change in control, plus depreciation and amortization related to real estate, plus impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, and after adjustments for unconsolidated partnerships and joint ventures, as well as other items discussed in NAREIT's Funds From Operations White Paper - 2018 Restatement. AFFO presented herein may not be comparable to similar measures presented by other real estate companies due to the fact that not all real estate companies use the same definition.

FFO and AFFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company's financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and AFFO should be examined in conjunction with net income as presented elsewhere herein.

(2)
In the fourth quarter of 2018, the Company recorded a $5.0 million impairment related to its mezzanine loan with Highland Hospital and recorded a related tax benefit and deferred tax asset of approximately $1.3 million. This deferred tax asset was impaired in the fourth quarter of 2019 and the tax benefit was reversed resulting in tax expense of $1.3 million. The Company believes that the mezzanine loan is incidental to the main operations of the Company. As such, the Company has excluded the impairment of the note receivable and the related tax impact from its calculation of FFO. The $5.0 million impairment on the loan and related tax benefit of $1.3 million recorded in 2018 was previously recognized as an adjustment to AFFO rather than FFO for the year ended December 31, 2018 and has been reclassified as an adjustment to Funds from Operations rather than to Adjusted Funds from Operations for 2018 to conform to the current year presentation.

(3)	Diluted weighted average common shares outstanding for FFO are calculated based on the treasury method, rather than the 2-class method used to calculate earnings per share.

CONTACT: David H. Dupuy, 615-771-3052
SOURCE: Community Healthcare Trust Incorporated